As filed with the Securities and Exchange Commission on November 8, 1999.
                                                Registration No. 333-__________.
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                              --------------------

                                    FORM S-8

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                              --------------------

                                 INTERLEAF, INC.
             (Exact Name of Registrant as Specified in Its Charter)

                              --------------------

                                  MASSACHUSETTS
                        (State or Other Jurisdiction of)
                         Incorporation or Organization)

                                   04-2729042
                      (IRS Employer Identification Number)


       62 FOURTH AVENUE, WALTHAM, MA                        02451
  (Address of Principal Executive Offices)                (Zip Code)


                     INTERLEAF, INC. 1993 STOCK OPTION PLAN
                            (Full Title of the Plan)


                     CRAIG NEWFIELD, V.P. & GENERAL COUNSEL
                                 INTERLEAF, INC.
                                62 FOURTH AVENUE
                          WALTHAM, MASSACHUSETTS 02451
                     (Name and Address of Agent for Service)

                                 (781) 290-0710
          (Telephone Number, Including Area Code, of Agent for Service)


                         CALCULATION OF REGISTRATION FEE
============================================================================================================
                             |                      |  Proposed Maximum |  Proposed Maximum  |  Amount of
  Title of Each Class of     |    Amount to be      |   Offering Price  |     Aggregate      | Registration
Securities to be Registered  |     Registered       |    Per Share(1)   |  Offering Price(1) |      Fee
-----------------------------|----------------------|-------------------|--------------------|--------------
Common Stock, $.01 par value |  1,766,667 shares(2) |       $24.50      |     $43,283,342    |    $12,033
------------------------------------------------------------------------------------------------------------

(1) Estimated solely for purposes of calculating the registration fee pursuant to Rule 457(h) under the Securities Act of 1933, on the basis of the average of the high and low and trading prices on the Nasdaq National Market on November 2, 1999.

(2) Such presently indeterminable number of additional shares of Common Stock are also registered hereunder as may be issued in the event of a merger, consolidation, reorganization, recapitalization, stock dividend, stock split or other similar change in Common Stock.

         This Registration Statement on Form S-8 relates to 1,766,667 additional shares of Common Stock, $.01 par value per share, to be offered pursuant to the 1993 Stock Option Plan (the "1993 Plan") of Interleaf, Inc. The Registrant previously registered an aggregate of 1,133,333 shares of Common Stock (adjusted to reflect the Registrant's reverse stock split on December 31, 1998) offered under the 1993 Plan, pursuant to registration statements on Form S-8 filed with the Securities and Exchange Commission on September 21, 1993 (Registration No. 33-69068), July 14, 1995 (Registration No. 33-61051), October 24, 1997
(Registration No. 333-38699) and June 5, 1998 (Registration No. 333-56145). Except as otherwise provided herein, the contents of these previously filed registration statements are incorporated in this Registration Statement by reference. In April 1998, the Registrant's Board of Directors resolved that no additional shares would be issued under the Company's 1994 Employee Stock Option Plan (the "1994 Plan"), and to increase the shares reserved and available for issuance under the 1993 Plan by the same number of shares as are subject to options which are cancelled (not expired or exercised) from time to time under the 1994 Plan. In June 1999, the Registrant's Board of Directors resolved to increase the total number of shares reserved and available for issuance under the 1993 Plan to 2,900,000, inclusive of all shares previously reserved for issuance under such plan, and that that no additional shares shall become reserved and available for issuance under the 1993 Plan with respect to the cancellation of options previously granted under the 1994 Plan.


                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 8.    EXHIBITS.

The Exhibits listed in the accompanying Exhibit Index are filed as part of this Registration Statement on Form S-8.





                                   SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Waltham, Commonwealth of Massachusetts, on November 8, 1999.


                                      INTERLEAF, INC.

                                      By: /s/ Jaime W. Ellertson
                                          ----------------------
                                          Jaime W. Ellertson
                                          President and Chief Executive Officer

                                POWER OF ATTORNEY

         We, the undersigned officers and directors of Interleaf, Inc., hereby severally constitute and appoint Jaime W. Ellertson, Peter J. Rice and Craig Newfield, and each of them acting singly, our true and lawful attorneys with full power to them, and each of them singly, to sign for us and in our names in the capacities indicated below, the Registration Statement on Form S-8 filed herewith and any and all pre-effective and post-effective amendments to said Registration Statement, and generally to do all such things in our names and behalf in our capacities as officers and directors to enable Interleaf, Inc. to comply with the provisions of the Securities Act of 1933, as amended, and all requirements of the Securities and Exchange Commission, hereby ratifying and confirming our signatures as they may be signed by our said attorneys, or any of them, to said Registration Statement and any and all amendments thereto.

         WITNESS our hands and common seal on the date set forth below.

         Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.


SIGNATURE                              TITLE                                        DATE
---------                              -----                                        ----

/s/ Jaime W. Ellertson                 Chairman of the Board, President             November 8, 1999
--------------------------------       and Chief Executive Officer
Jaime W. Ellertson                     (Principal Executive Officer)


/s/ Peter J. Rice                      Vice President of Finance and                November 8, 1999
--------------------------------       Administration, Chief Financial
Peter J. Rice                          Officer and Treasurer
                                       (Principal Financial and Accounting Officer)

/s/ Frederick B. Bamber                Director                                     November 8, 1999
--------------------------------
Frederick B. Bamber


/s/ David A. Boucher                   Director                                     November 8, 1999
--------------------------------
David A. Boucher


/s/ Rory J. Cowan                      Director                                     November 8, 1999
--------------------------------
Rory J. Cowan


/s/ Marcia J. Hooper                   Director                                     November 8, 1999
--------------------------------
Marcia J. Hooper


/s/ John A. Lopiano                    Director                                     November 8, 1999
--------------------------------
John A. Lopiano

                                  EXHIBIT INDEX


NUMBER       DESCRIPTION
------       -----------

 4.1 Specimen Certificate of Common Stock (filed as Exhibit 4.01 to the Registrant's Annual Report on Form 10-K for the period ended March 31, 1999 (File No. 0-14713).*

 5.1         Legal opinion of Craig Newfield, Esquire.

23.1 Consent of Craig Newfield, Esquire (contained in his legal opinion filed as Exhibit 5.1).

23.2         Consent of Ernst & Young, LLP, independent auditors.

23.3         Consent of PricewaterhouseCoopers LLP, independent accountants.

24 Power of Attorney (included on the signature page of this Registration Statement).



 * Not filed herewith. In accordance with Rule 411 promulgated pursuant to the Securities Act of 1933, as amended, reference is made to the documents previously filed with the Commission, which are incorporated by reference herein.